Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004 relating to the financial statements incorporated by reference in the Company’s Form 8-K Current Report dated December 13, 2004. We also consent to the incorporation by reference of our report dated February 20, 2004 relating to the financial statement schedule, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 13, 2004